EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Artesian Resources Corporation
Newark, Delaware

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-88531) and Form S-8 (No. 333-05255, 333-31209, 333-78043, 333-126910 and 333-208582) of Artesian Resources Corporation of our reports dated March 15, 2018, relating to the consolidated financial statements, and the effectiveness of Artesian Resources Corporation's internal control over financial reporting, which appear in this Form 10-K.

/s/BDO USA, LLP

Wilmington, Delaware
March 15, 2018